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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Registration Statements of Aerovox Incorporated on Form S-8 (File Nos. 33-35029, 33-35030, 33-35031, 33-
68940 and 33-86092, 333-03693 and 333-11615) of our reports dated February 23,
1999, except for certain information presented in Note 3 for which the date is February 26, 1999, on our audits of the consolidated financial statements and the financial statement schedule of Aerovox Incorporated as of January 2, 1999 and December 27, 1997, and for the years ended January 2, 1999, December 27, 1997 and December 28, 1996 which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                        BY /S/ PRICEWATERHOUSECOOPERS LLP
                                        --------------------------------
                                        PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
March 29, 1999